UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Summary

Savara Inc. (“Savara”) is currently headquartered in Austin Texas, and has outgrown its current office space. As a result, as described below, effective as of January 1, 2018, Savara is relocating to a larger and more suitable headquarters in Austin near its current location, and is subleasing the office space it currently occupies.

New Headquarters Sublease

On November 29, 2017, Savara entered into a Sublease Agreement (the “Bee Cave Sublease”) with Clubessential, LLC (“Clubessential”), pursuant to which Savara will sublease 6,151 square feet of office space located at 6836 Bee Cave Road, Suite 200, Austin, Texas (the “Bee Cave Premises”) from Clubessential. Savara plans to relocate its headquarters to this location. Clubessential leases the Bee Cave Premises from The Overlook III, LLC pursuant to the terms of a Lease Agreement dated April 10, 2015.

The term of the Bee Cave Sublease commences on January 1, 2018 and will continue until July 31, 2021. Under the Bee Cave Sublease, Savara agrees to make monthly rental payments to Clubessential of approximately $13,070 from January 1, 2018 to December 31, 2018, $13,327 from January 1, 2019 to December 31, 2019, $13,583 from January 1, 2020 to December 31, 2020, and $13,839 from January 1, 2021 to July 31, 2021. However, the rent will be abated for the first month of the term.

The foregoing description of the Bee Cave Sublease is not complete and is qualified in its entirety by reference to the Bee Cave Sublease, which is filed as Exhibit 10.1 hereto.

Current Headquarters Sublease

On November 29, 2017, Savara entered into a Sublease Agreement (the “Las Cimas Sublease”) with Clubessential, pursuant to which Savara will sublease 2,765 square feet of office space located at 900 S. Capital of Texas Hwy, Suite 150, Austin, Texas (the “Las Cimas Premises”) to Clubessential. Savara leases the Las Cimas Premises from Gateway Las Cimas, LLC pursuant to the terms of an Office Lease dated November 19, 2012, as amended May 22, 2015.

The term of the Las Cimas Sublease commences on January 1, 2018 and will continue until November 30, 2019. Under the Las Cimas Sublease, Clubessential agrees to make monthly rental payments to Savara of $5,530 from January 1, 2018 to January 31, 2019, and $5,600 from February 1, 2019 to November 30, 2019. However, the rent will be abated for the first month of the term.

The foregoing description of the Las Cimas Sublease is not complete and is qualified in its entirety by reference to the Las Cimas Sublease, which is filed as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sublease Agreement between Savara Inc. and Clubessential, LLC dated November 28, 2017.

10.2	Sublease Agreement between Savara Inc. and Clubessential, LLC dated November 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer